                                                                      EXHIBIT 15
                           Calvert

INVESTMENTS THAT MAKE A DIFFERENCE(R)

















                                          December 31, 2002

                                          ANNUAL REPORT
         [GRAPHICS OMITTED]
                                          CALVERT VARIABLE SERIES, INC.
                                          Calvert Social Equity Portfolio

















                                                          CALVERT
An Ameritas Acacia Company                                    [GRAPHICS OMITTED]
                                                                     INVESTMENTS
                                                       THAT MAKE A DIFFERENCE(R)

                          CALVERT VARIABLE SERIES,INC.
                        CALVERT SOCIAL EQUITY PORTFOLIO
             Managed by Atlanta Capital Management Company, L.L.C.


Dear Investor:

The Fund started on April 30, 2002. During the eight months ended December 31, 2002, the CVS Calvert Social Equity Fund declined 13.73% and the S&P 500 returned -17.29%.

This is our first annual letter to shareholders of the CVS Calvert Social Equity Fund. And while the Fund performed well relative to its benchmarks, it was disappointing to record a double-digit decline in absolute terms. The market's decline was both broad and deep amid the approach of war, disclosures of corporate malfeasance and anemic profit growth.

INVESTMENT CLIMATE
The markets were very volatile and sector moves were substantial, as investors seemed to chase groups on the basis of short-term momentum. This environment aided our stock selection by allowing us to buy low and sell into strength. This was especially evident during the summer, when many high-quality growth stocks with few fundamental problems declined sharply and presented us with opportunities to build positions we plan to hold over the next several years.

We were premature in anticipating a better stock market. The market was more like an across-the-board sale at a department store. After the initial 30%-off sale, not many investors bought, so stocks had to be marked down another 20%. We believed a better economy would bring out the buyers, but investors were afraid to spend because there were some hard-to-detect fakes and seconds mixed in with the first quality goods. Daily press reports about conflicts of interest, greed and fraud made people reluctant to trust anyone and least of all, the salesman.

                     CVS CALVERT SOCIAL EQUITY PORTFOLIO*
--------------------------------------------------------------------------------
                             Comparison of change in
                  value of a hypothetical $10,000 investment.

                                [GRAPH OMITTED]
-------------------------------------------------------------------------------
                           AVERAGE ANNUAL TOTAL RETURN
                             (period ended 12.31.02)
                    Since Inception (4.30.02)       (13.73%)
--------------------------------------------------------------------------------
(*)Performance information is for the Portfolio only and does not reflect charges and expenses of the variable annuity or variable universal life contract. Past performance does not indicate future results.
--------------------------------------------------------------------------------

STRATEGY
Our investment results benefited from Atlanta Capital's high-quality philosophy and disciplines. We only invest in companies with established records of consistent earnings growth. By combining our high-quality discipline, our fundamental research and Calvert's identification of socially responsible companies, we avoided companies that went bankrupt or had serious accounting or ethical problems.

The Fund's favorable performance relative to the S&P 500 came from both stock selection and sector weightings. In seven out of ten economic sectors represented by the S&P 500, our selections outperformed, primarily because we avoided the many "torpedo" stocks. Too often, we observed stocks declining sharply after disclosing that their earnings had been overstated in the past (they had cooked the books on their accounting), or that they had more debt that they had been hiding from investors.

Overall, our stock selection added over 2.5% to investment results, led by good picks in the healthcare, energy, telecom, materials, and consumer discretionary sectors. Our sector weightings also added almost 1.0% to results, primarily


ANNUAL REPORT                            CVS CALVERT SOCIAL EQUITY PORTFOLIO - 1
because we overweighted healthcare and telecom services, which were the two best performing sectors, and underweighted consumer discretionary stocks -the second worse performing sector.

OUTLOOK
We think we are very near a turning point in the market, and one that will bring with it solid returns on the order of 10% to 15% for the next several years. Based on history, we should expect even more of a rebound, as the bear market of 2000-2002 surpassed the 1973-1974 market decline in length (30 months) and depth (-49%). Following large declines, there are generally large gains. (The market was up 37% in 1975 and 24% in 1976.).

So we counsel staying-the-course with stocks. In fact, we suggest investors rebalance portfolios to restore the proportion invested in stocks to their long-term allocation. This means most investors should be buying stocks at these depressed levels and selling bonds.

Three factors make us optimistic for Portfolio performance:

The economy. While we expect a relatively weak recovery, we see consumers continuing to provide a firm foundation for the economy as real consumer incomes grow, and interest rates and inflation stay low. On the producer side, manufac-turers have reduced inventories and created a base for expansion. Ultimately, corporations must revive capital expansion budgets to produce the productivity gains that will further fuel the recovery.

Valuations. Given low interest rates, low inflation, and the market's decline over the last three years, stock valuations have come down to very reasonable levels.

History. Markets are showing the signs that have traditionally marked the end of bear phase: stocks that had done well in the early stages are now faltering, both institutions and individuals are selling, and headlines are as bleak as one can imagine. We believe now is a time to look through the short-term gloom to focus on a more positive and rational view a year from now.

We are optimistic about the future because we see a diversified group of high-quality, socially responsible companies with the potential to grow earnings in almost any economic environment. Valuations on these securities are the cheapest in the last five years. We appreciate your investment in the Fund, including your perseverance during these challenging times. We believe we are positioned to make good absolute and relative returns over the next few years and will continue to work hard on your behalf.

Sincerely,


/s/ Daniel W. Boone III
--------------------------
Daniel W. Boone III
Atlanta Capital Management Company, L.L.C.
January 31, 2003

* Calvert Social Equity Portfolio of Calvert Variable Series, Inc., should not be confused with the Calvert Social Investment Fund Equity Portfolio. Performance of the two funds will differ.

2 - CVS CALVERT SOCIAL EQUITY PORTFOLIO                            ANNUAL REPORT

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of Calvert Variable Series, Inc. and Shareholders of Calvert Social Equity Portfolio:

We have audited the accompanying statement of net assets of Calvert Social Equity Portfolio (the "Fund"), one of the portfolios constituting Calvert Variable Series, Inc., as of December 31, 2002, and the related statements of operations, changes in net assets, and financial highlights for the period from April 30, 2002 (inception) through December 31, 2002. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2002, by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Calvert Social Equity Portfolio of Calvert Variable Series, Inc., as of December 31, 2002, the results of its operations, the changes in its net assets and the financial highlights for the period from April 30, 2002 (inception) through December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

                                [KPMG LLP LOGO]

Philadelphia, Pennsylvania
February 14, 2003

ANNUAL REPORT                            CVS CALVERT SOCIAL EQUITY PORTFOLIO - 3

                                EQUITY PORTFOLIO
                             STATEMENT OF NET ASSETS
                                DECEMBER 31,2002

EQUITY SECURITIES - 98.2%                                                                            SHARES              VALUE
------------------------------------------------------------------------------------------------------------------------------------
BANKS - MAJOR REGIONAL - 2.9%
BB&T Corp.  ........................................................................................  2,600             $96,174
Mellon Financial Corp. .............................................................................  2,300              60,053
                                                                                                                     ----------
                                                                                                                        156,227
                                                                                                                     ----------
BIOTECHNOLOGY - 2.2%
Amgen, Inc.* .......................................................................................  2,500             120,850
                                                                                                                     ----------
CHEMICALS - 2.9%
Air Products & Chemicals, Inc.  ....................................................................  2,100              89,775
Praxair, Inc.  .....................................................................................  1,200              69,324
                                                                                                                     ----------
                                                                                                                        159,099
                                                                                                                     ----------
CHEMICALS - SPECIALTY - 1.1%
Ecolab, Inc.  ......................................................................................  1,200              59,400
                                                                                                                     ----------
COMPUTERS - HARDWARE - 3.5%
Dell Computer Corp.* ...............................................................................  4,000             106,960
Sun Microsystems, Inc.* ............................................................................ 27,000              83,970
                                                                                                                     ----------
                                                                                                                        190,930
                                                                                                                     ----------
COMPUTERS - NETWORKING - 2.9%
Cisco Systems, Inc.* ............................................................................... 12,000             157,200
                                                                                                                     ----------
COMPUTERS - PERIPHERALS - 1.3%
EMC Corp.* ......................................................................................... 11,500              70,610
                                                                                                                     ----------
COMPUTERS - SOFTWARE & SERVICES - 5.0%
Adobe Systems, Inc.  ...............................................................................  3,000              74,403
Jack Henry & Associates, Inc. ......................................................................  5,700              68,628
Microsoft Corp.* ...................................................................................  2,500             129,250
                                                                                                                     ----------
                                                                                                                        272,281
                                                                                                                     ----------
DISTRIBUTORS - FOOD & HEALTH - 1.2%
Performance Food Group Co.* ........................................................................  1,900              64,522
                                                                                                                     ----------
ELECTRICAL EQUIPMENT - 2.5%
Emerson Electric Co. ...............................................................................  1,100              55,935
Molex, Inc., Class A ...............................................................................  4,000              79,560
                                                                                                                     ----------
                                                                                                                        135,495
                                                                                                                     ----------
ELECTRONICS - SEMICONDUCTORS - 2.3%
Intel Corp. ........................................................................................  8,000             124,560
                                                                                                                     ----------
FINANCIAL - DIVERSIFIED - 2.2%
Freddie Mac ........................................................................................    200              11,810
SEI Investments Co. ................................................................................  4,000             108,720
                                                                                                                     ----------
                                                                                                                        120,530
                                                                                                                     ----------
HEALTHCARE - DIVERSIFIED - 2.3%
Johnson & Johnson ..................................................................................  2,300             123,533
                                                                                                                     ----------


 4 - CVS CALVERT SOCIAL EQUITY PORTFOLIO                          ANNUAL REPORT


EQUITY SECURITIES - CONT'D                                                                           SHARES              VALUE
------------------------------------------------------------------------------------------------------------------------------------
HEALTHCARE - DRUG - MAJOR PHARMACEUTICAL - 8.2%
Merck & Co., Inc. ..................................................................................  2,900            $164,169
Pfizer, Inc. .......................................................................................  4,500             137,565
Schering-Plough Corp. ..............................................................................  6,500             144,300
                                                                                                                     ----------
                                                                                                                        446,034
                                                                                                                     ----------
HEALTHCARE - MANAGED CARE - 2.6%
Wellpoint Health Networks, Inc.*  ...................................................................  2,000             142,320
                                                                                                                     ----------
HEALTHCARE - MEDICAL PRODUCTS & SUPPLIES - 4.6%
DENTSPLY INTERNATIONAL, INC.  ......................................................................  3,000             111,600
MEDTRONIC, INC. ....................................................................................  3,000             136,800
                                                                                                                     ----------
                                                                                                                        248,400
                                                                                                                     ----------
HOUSEHOLD PRODUCTS - NON-DURABLE - 1.1%
COLGATE-PALMOLIVE CO.  .............................................................................. 1,100              57,673
                                                                                                                     ----------
INSURANCE - LIFE & HEALTH - 2.2%
AFLAC, INC. ......................................................................................... 4,000             120,480
                                                                                                                     ----------
INSURANCE - MULTI-LINE - 5.4%
American International Group, Inc. .................................................................. 2,300             133,055
Hartford Financial Services, Inc. ................................................................... 3,600             163,548
                                                                                                                     ----------
                                                                                                                        296,603
                                                                                                                     ----------
INVESTMENT BANKING / BROKERAGE - 1.8%
Charles Schwab Corp.  ............................................................................... 9,000              97,650
                                                                                                                     ----------
INVESTMENT MANAGEMENT - 1.9%
Franklin Resources, Inc.  ........................................................................... 3,000             102,240
                                                                                                                     ----------
MACHINERY - DIVERSIFIED - 1.5%
Dover Corp. ......................................................................................... 2,900              84,564
                                                                                                                     ----------
MANUFACTURING - DIVERSIFIED - 1.6%
Pentair, Inc.  ...................................................................................... 2,500              86,375
                                                                                                                     ----------
MANUFACTURING - SPECIALIZED - 2.7%
Aptargroup, Inc.   .................................................................................. 2,800              87,472
Roper Industries, Inc. .............................................................................. 1,600              58,560
                                                                                                                     ----------
                                                                                                                        146,032
                                                                                                                     ----------
NATURAL GAS - 2.8%
Questar Corp. ....................................................................................... 5,500             153,010
                                                                                                                     ----------
OIL & GAS - EXPLORATION & PRODUCTION - 2.9%
EOG Resources, Inc.  ................................................................................ 4,000             159,680
                                                                                                                     ----------
PERSONAL CARE - 4.1%
Alberto-Culver Co. .................................................................................. 2,400             116,616
Avon Products, Inc.  ................................................................................ 2,000             107,740
                                                                                                                     ----------
                                                                                                                        224,356
                                                                                                                     ----------
PHOTOGRAPHY / IMAGING - 1.1%
Zebra Technologies Corp.* ........................................................................... 1,000              57,300
                                                                                                                     ----------
RESTAURANTS - 1.8%
Brinker International, Inc.* ........................................................................ 3,000              96,750
                                                                                                                     ----------


ANNUAL REPORT                           CVS CALVERT SOCIAL EQUITY PORTFOLIO - 5

EQUITY SECURITIES - CONT'D                                                                           SHARES              VALUE
------------------------------------------------------------------------------------------------------------------------------------
RETAIL - BUILDING SUPPLIES - 2.0%
Home Depot, Inc. ...................................................................................  4,500            $107,820
                                                                                                                     ----------
RETAIL - DISCOUNTERS - 2.4%
Family Dollar Stores, Inc. .........................................................................  4,100             127,961
                                                                                                                     ----------

RETAIL - GENERAL MERCHANDISE - 3.4%
BJ's Wholesale Club, Inc.* .........................................................................  4,000              73,200
Target Corp. .......................................................................................  3,800             114,000
                                                                                                                     ----------
                                                                                                                        187,200
                                                                                                                     ----------
SERVICES - COMPUTER SYSTEMS - 2.3%
Sungard Data Systems, Inc.* ........................................................................   5,400            127,224
                                                                                                                     ----------
SERVICES - DATA PROCESSING - 3.4%
Concord EFS, Inc.* .................................................................................   6,000             94,440
Fiserv, Inc.* ......................................................................................   2,600             88,270
                                                                                                                     ----------
                                                                                                                        182,710
                                                                                                                     ----------
SERVICES - FACILITY - 1.4%
ABM Industries, Inc.  ..............................................................................   5,000             77,500
                                                                                                                     ----------
TELEPHONE - 4.7%
Alltel Corp. .......................................................................................   3,200            163,200
SBC Communications, Inc.  ..........................................................................   3,500             94,885
                                                                                                                     ----------
                                                                                                                        258,085
                                                                                                                     ----------

     Total Equity Securities (Cost $5,671,669) .....................................................                  5,343,204
                                                                                                                     ----------
       TOTAL INVESTMENTS (Cost $5,671,669) - 98.2%  ................................................                  5,343,204
       Other assets and liabilities, net - 1.8%  ...................................................                     97,491
                                                                                                                     ----------
       NET ASSETS - 100% ...........................................................................                 $5,440,695
                                                                                                                     ==========

NET ASSETS CONSIST OF:
-----------------------------------------------------------------------------------------------------------------------------------
Par value and paid-in capital applicable to 420,294  shares of common
  stock outstanding; $0.01 par value 1,000,000,000 shares authorized ...............................                 $5,814,675
Undistributed net investment income ................................................................                        827
Accumulated net realized gain (loss) on investments ................................................                    (46,342)
Net unrealized appreciation (depreciation) on investments ..........................................                   (328,465)
                                                                                                                     ----------
    NET ASSETS .....................................................................................                 $5,440,695
                                                                                                                     ==========
    NET ASSET VALUE PER SHARE ......................................................................                     $12.94
                                                                                                                     ==========


* Non-income producing.

See notes to financial statements.

 6 - CVS CALVERT SOCIAL EQUITY PORTFOLIO                          ANNUAL REPORT

                                EQUITY PORTFOLIO
                            STATEMENT OF OPERATIONS
                         FROM INCEPTION APRIL 30, 2002
                           THROUGH DECEMBER 31, 2002

NET INVESTMENT INCOME
-----------------------------------------------------------------------------------------------------------------------------------
Investment Income:
  Interest income ....................................................................................          $    852
  Dividend income ....................................................................................            16,157
                                                                                                               ---------
     Total investment income .........................................................................            17,009
                                                                                                               ---------
Expenses:
  Investment advisory fee ............................................................................             8,256
  Transfer agency fees and expenses  .................................................................               442
  Directors' fees and expenses .......................................................................               313
  Administrative fees  ...............................................................................             3,303
  Accounting fees ....................................................................................               875
  Custodian fees .....................................................................................             8,332
  Professional fees  .................................................................................             9,062
  Miscellaneous  .....................................................................................               131
                                                                                                               ---------
     Total expenses ..................................................................................            30,714
     Reimbursement from Advisor ......................................................................           (13,427)
     Fees paid indirectly ............................................................................            (1,105)
                                                                                                               ---------
       Net expenses ..................................................................................            16,182
                                                                                                               ---------
         NET INVESTMENT INCOME .......................................................................               827
                                                                                                               ---------

REALIZED AND UNREALIZED GAIN (LOSS)
-----------------------------------------------------------------------------------------------------------------------------------
Net realized gain (loss)  ............................................................................           (46,342)
Change in unrealized appreciation or (depreciation):  ................................................          (328,465)
                                                                                                               ---------
       NET REALIZED AND UNREALIZED GAIN (LOSS) .......................................................          (374,807)
                                                                                                               ---------
       INCREASE (DECREASE) IN NET ASSETS
       RESULTING FROM OPERATIONS .....................................................................         ($373,980)
                                                                                                               =========


See notes to financial statements.

  ANNUAL REPORT                         CVS CALVERT SOCIAL EQUITY PORTFOLIO - 7

                                EQUITY PORTFOLIO
                       STATEMENT OF CHANGES IN NET ASSETS

                                                                                                               FROM INCEPTION
                                                                                                               APRIL 30, 2002
                                                                                                                   THROUGH
                                                                                                                 DECEMBER 31,
INCREASE (DECREASE) IN NET ASSETS                                                                                    2002
-----------------------------------------------------------------------------------------------------------------------------------
Operations:
  Net investment income .............................................................................            $     827
  Net realized gain (loss) on investments  ..........................................................              (46,342)
  Change in unrealized appreciation (depreciation) ..................................................             (328,465)
                                                                                                                ----------
    INCREASE (DECREASE) IN NET ASSETS
    RESULTING FROM OPERATIONS .......................................................................             (373,980)
                                                                                                                ----------
Capital share transactions:
  Shares sold  ......................................................................................            6,011,980
  Shares redeemed  ..................................................................................             (197,305)
                                                                                                                ----------
     Total capital share transactions ...............................................................            5,814,675
                                                                                                                ----------
TOTAL INCREASE (DECREASE) IN NET ASSETS .............................................................            5,440,695

NET ASSETS
-----------------------------------------------------------------------------------------------------------------------------------
Beginning of period .................................................................................                   --
                                                                                                                ----------
End of period (including undistributed net investment income of $827) ...............................           $5,440,695
                                                                                                                ==========
CAPITAL SHARE ACTIVITY
-----------------------------------------------------------------------------------------------------------------------------------
Shares sold  ........................................................................................              435,557
Shares redeemed  ....................................................................................              (15,263)
                                                                                                                ----------
  Total capital share activity ......................................................................              420,294
                                                                                                                ==========

See notes to financial statements.

8 - CVS CALVERT SOCIAL EQUITY PORTFOLIO                           ANNUAL REPORT

                 NOTES TO FINANCIAL STATEMENTS

NOTE A -- SIGNIFICANT ACCOUNTING POLICIES

GENERAL: Calvert Social Equity Portfolio (the "Portfolio"), a series of Calvert Variable Series, Inc. (the "Fund"), is registered under the Investment Company Act of 1940 as a diversified, open-end management investment company. The Fund is comprised of eighteen separate portfolios. The Portfolio commenced operations on April 30, 2002. The operations of each series of the Fund are accounted for separately. The shares of the Portfolio are sold to affiliated and unaffili-ated insurance companies for allocation to certain of their variable separate accounts.

SECURITY VALUATION: Net asset value per share is determined every business day as of the close of the regular session of the New York Stock Exchange (generally 4:00 p.m. Eastern time), and at such other times as may be necessary or appro-priate. Securities listed or traded on a national securities exchange are valued at the last reported sale price. Unlisted securities and listed securities for which the last sale price is not available are valued at the most recent bid price. Other securities and assets for which market quotations are not available or deemed inappropriate are valued in good faith under the direction of the Board of Directors.

REPURCHASE AGREEMENTS: The Portfolio may enter into repurchase agreements with recognized financial institutions or registered broker/dealers and, in all instances, holds underlying securities with a value exceeding the total repurchase price, including accrued interest. Although risk is mitigated by the collateral, the Fund could experience a delay in recovering its value and a possible loss of income or value if the counterparty fails to perform in accordance with the terms of the agreement.

SECURITY TRANSACTIONS AND INVESTMENT INCOME: Security transactions are accounted for on trade date. Realized gains and losses are recorded on an identified cost basis. Dividend income is recorded on the ex-dividend date. Interest income is recorded on the accrual basis and includes accretion of discount and amortization of premium.

DISTRIBUTIONS TO SHAREHOLDERS: Distributions to shareholders are recorded by the Portfolio on ex-dividend date. Dividends from net investment income and distributions from net realized capital gains, if any, are paid at least annually. Distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles; accordingly, periodic reclassifications are made within the Portfolio's capital accounts to reflect income and gains available for distribution under income tax regulations.

ESTIMATES: The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and lia-bilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

EXPENSE OFFSET ARRANGEMENTS: The Portfolio has an arrangement with its custodian bank whereby the custodian's and transfer agent's fees may be paid indirectly by credits earned on the Portfolio's cash on deposit with the bank. Such a deposit arrangement is an alternative to overnight investments.

FEDERAL INCOME TAXES: No provision for federal income or excise tax is required since the Portfolio intends to continue to qualify as a regulated investment company under the Internal Revenue Code and to distribute substantially all of its taxable earnings.

NOTE B -- RELATED PARTY TRANSACTIONS

Calvert Asset Management Company, Inc. (the "Advisor") is wholly-owned by Calvert Group, Ltd. ("Calvert"), which is indirectly wholly-owned by Ameritas Acacia Mutual Holding Company. The Advisor provides investment advisory serv-ices and pays the salaries and fees of officers and interested Directors of the Portfolio. For its services, the Advisor receives a monthly fee based on an annual rate of .50%, of the Portfolio's average daily net assets. Under the terms of the agreement, $5,424 was payable at period end.

The Advisor has agreed to limit annual portfolio operating expenses (net of expense offset arrangements) through April 30, 2003. The contractual expense cap is .98%. For the purposes of this expense limit, operating expenses do not include interest expense, brokerage commissions, taxes, extraordinary expenses and capital items. For the period ended December 31, 2002, the total of such expenses reimbursed was $13,427.

Calvert Administrative Services Company, an affiliate of the Advisor, provides administrative services to the Portfolio for an annual fee, payable monthly, of ..20% based on the Portfolio's annual average daily net assets. Under the terms of the agreement, $861 was payable at period end.

ANNUAL REPORT                           CVS CALVERT SOCIAL EQUITY PORTFOLIO - 9

Calvert Shareholder Services, Inc. ("CSSI"), an affiliate of the Advisor, acts as shareholder servicing agent for the Portfolio. For its services, CSSI received a fee of $89 for the period ended December 31, 2002. Under the terms of the agreement, $31 was payable at period end. National Financial Data Services, Inc. is the transfer and dividend disbursing agent.

Each Director who is not affiliated with the Advisor receives a fee of $1,500 for each Board meeting attended plus an annual fee of $15,000 for Directors not serving on other Calvert Fund Boards. Director's fees are allocated to each of the portfolios served.

NOTE C -- INVESTMENT ACTIVITY

During the period, purchases and sales of investments, other than short-term securities, were $6,111,885 and $393,873, respectively.

The cost of investments owned at December 31, 2002 for federal income tax purposes was $5,689,209. Net unrealized depreciation aggregated $346,005, of which $36,622 related to appreciated securities and $382,627 related to depreciated securities. Net realized capital loss carryforward for federal income tax purposes of $28,802 at December 31, 2002 may be utilized to offset future capital gains until expiration in December 2010.

As of December 31, 2002, the components of distributable earnings/(accumulated losses) on a tax basis were as follows:

Undistributed income  .................................       $827
Capital loss carryforward .............................    (28,802)
Unrealized appreciation (depreciation) ................   (346,005)
                                                         ---------
  Total ...............................................  ($373,980)
                                                         =========

The differences between components of distributable earnings on a tax basis and the amounts reflected in the statement of net assets are primarily due to wash sales.

NOTE D -- LINE OF CREDIT

A financing agreement is in place with all Calvert Group Funds (except for the Calvert Social Investment Fund's Balanced and Enhanced Equity Portfolios, the CVS Calvert Social Balanced Portfolio and the CVS Ameritas Index 500 Portfolio) and State Street Bank and Trust Company ("the Bank"). Under the agreement, the Bank is providing an unsecured line of credit facility, in the aggregate amount of $50 million ($25 million committed and $25 million uncommitted), to be accessed by the Funds for temporary or emergency purposes only. Borrowings under this facility bear interest at the overnight Federal Funds Rate plus .50% per annum. A commitment fee of .10% per annum will be incurred on the unused portion of the committed facility which will be allocated to all participating funds. The Portfolio had no borrowings outstanding during the period.

NOTE E -- CHANGE IN INDEPENDENT AUDITOR (UNAUDITED)

In May 2002, Arthur Andersen LLP (Arthur Andersen) was dismissed as independent auditor for the Calvert Group Funds. KPMG LLP (KPMG) was selected as the Fund's independent auditor. The Fund's selection of KPMG as its independent auditor was recommended by the Fund's audit committee and was approved by the Fund's Board of Directors. Since the Portfolio commenced operations on April 30, 2002, Arthur Andersen did not perform any audits of the Portfolio's financial statements.

10 - CVS CALVERT SOCIAL EQUITY PORTFOLIO                          ANNUAL REPORT

                                EQUITY PORTFOLIO
                              FINANCIAL HIGHLIGHTS

                                                                                                   PERIOD ENDED
                                                                                                    DECEMBER 31,
                                                                                                      2002(**)
                                                                                                  --------------
NET ASSET VALUE, BEGINNING .....................................................................       $15.00
                                                                                                       ------
Income from investment operations
  Net realized and unrealized gain (loss)   ....................................................        (2.06)
                                                                                                       ------
     Total from investment operations ..........................................................        (2.06)
                                                                                                       ------
Total increase (decrease) in net asset value ...................................................        (2.06)
                                                                                                       ------
NET ASSET VALUE, ENDING  .......................................................................       $12.94
                                                                                                       ------
Total return(*) ................................................................................       (13.73%)
                                                                                                       ------
RATIOS TO AVERAGE NET ASSETS:
  Net investment income (loss)  ................................................................          .05% (a)
                                                                                                       ------
  Total expenses  ..............................................................................         1.86% (a)
                                                                                                       ------
  Expenses before offsets  .....................................................................         1.05% (a)
                                                                                                       ------
  Net expenses  ................................................................................          .98% (a)
                                                                                                       ------
Portfolio turnover  ............................................................................           16%
                                                                                                       ------
NET ASSETS, ENDING (IN THOUSANDS)  .............................................................       $5,441
                                                                                                       ------

 (a) Annualized

 (*) Total return is not annualized for periods less than one year.

(**) From inception April 30, 2002.

See notes to financial statements.

ANNUAL REPORT                          CVS CALVERT SOCIAL EQUITY PORTFOLIO - 11

                        EXPLANATION OF FINANCIAL TABLES

SCHEDULE OF INVESTMENTS

The Schedule of Investments is a snapshot of all securities held in the fund at their market value, on the last day of the reporting period. Securities are listed by asset type (e.g., common stock, corporate bonds, U.S. government obligations) and may be further broken down into sub-groups and by industry classification.

STATEMENT OF ASSETS AND LIABILITIES

The Statement of Assets and Liabilities is often referred to as the fund's balance sheet. It lists the value of what the fund owns, is due and owes on the last day of the reporting period. The fund's assets include the market value of securities owned, cash, receivables for securities sold and shareholder subscriptions, and receivables for dividends and interest payments that have been earned, but not yet received. The fund's liabilities typically include payables for securities purchased and shareholder redemptions, and expenses owed but not yet paid. The statement also reports the fund's net asset value
(NAV) per share on the last day of the reporting period. The NAV is calculated by dividing the fund's net assets (assets minus liabilities) by the number of shares outstanding. This statement is accompanied by a Schedule of Investments. Alternatively, if certain conditions are met, a Statement of Net Assets may be presented in lieu of this statement and the Schedule of Investments.

STATEMENT OF NET ASSETS

The Statement of Net Assets provides a detailed list of the fund's holdings, including each security's market value on the last day of the reporting period. The Statement of Net Assets includes a Schedule of Investments. Other assets are added and other liabilities subtracted from the investments total to calculate the fund's net assets. Finally, net assets are divided by the outstanding shares of the fund to arrive at its share price, or Net Asset Value (NAV) per share.

At the end of the Statement of Net Assets is a table displaying the composition of the fund's net assets. Paid in Capital is the money invested by shareholders and represents the bulk of net assets. Undistributed Net Investment Income and Accumulated Net Realized Gains usually approximate the amounts the fund had available to distribute to shareholders as of the statement date. Accumulated Realized Losses will appear as negative balances. Unrealized Appreciation (Depreciation) is the difference between the market value of the fund's investments and their cost, and reflects the gains (losses) that would be realized if the fund were to sell all of its investments at their statement-date values.

STATEMENT OF OPERATIONS

The Statement of Operations summarizes the fund's investment income earned and expenses incurred in operating the fund. Investment income typically includes dividends earned from stocks and interest earned from interest-bearing secu-rities in the fund. Expenses incurred in operating the fund typically include the advisory fee paid to the investment advisor, transfer agent fees, shareholder servicing expenses, custodial, legal, and audit fees, and the printing and postage expenses related to shareholder reports. Expense offsets (fees paid indirectly) are also shown. Credits earned from offset arrangements are used to reduce the fund's expenses. This statement also shows net gains (losses) realized on the sale of investments and the increase or decrease in the unrealized appreciation (depreciation) on investments during the period.

12 - CVS CALVERT SOCIAL EQUITY PORTFOLIO                          ANNUAL REPORT

STATEMENT OF CHANGES IN NET ASSETS

The Statement of Changes in Net Assets shows how the fund's total net assets changed during the two most recent reporting periods. Changes in the fund's net assets are attributable to investment operations, distributions and capital share transactions.

The Operations section of the report summarizes information detailed in the Statement of Operations. The Distribution section shows the dividend and capital gain distributions made to shareholders. The amounts shown as distributions in this section may not match the net investment income and realized gains amounts shown in the Operations section because distributions are determined on a tax basis and certain investments or transactions may be treated differently for financial statement and tax purposes. The Capital Share Transactions section shows the amount shareholders invested in the fund, either by purchasing shares or by reinvesting distributions, and the amounts redeemed. The corresponding numbers of shares issued, reinvested and redeemed are shown at the end of the report.

FINANCIAL HIGHLIGHTS

The Financial Highlights table provides a per-share breakdown by class of the components that affect the fund's net asset value for current and past reporting periods. The table provides total return, total distributions, expense ratios, portfolio turnover and net assets for the applicable period. Total return is a measure of a fund's performance that encompasses all elements of return: dividends, capital gain distributions and changes in net asset value. Total return is the change in value of an investment over a given period, assuming reinvestment of any dividends and capital gain distributions, expressed as a percentage of the initial investment. Total distributions include distributions from net investment income and net realized gains. Long-term gains are earned on securities held in the fund more than one year. Short-term gains, on the sale of securities held less than one year, are treated as ordinary dividend income for tax purposes. The expense ratio is a fund's cost of doing business, disclosed in the prospectus, expressed as a percentage of net assets. These expenses directly reduce returns to shareholders. Portfolio turnover measures the trading activity in a fund's investment portfolio - how often securities are bought and sold by a fund. Portfolio turnover is affected by market conditions, changes in the size of the fund, the nature of the fund's investments and the investment style of the portfolio manager.

ANNUAL REPORT                           CVS CALVERT SOCIAL EQUITY PORTFOLIO - 13

                     DIRECTOR AND OFFICER INFORMATION TABLE

                                                                               # OF CALVERT
                            POSITION      POSITION                              PORTFOLIOS            OTHER
        NAME &                WITH         START      PRINCIPAL OCCUPATION       OVERSEEN         DIRECTORSHIPS
    DATE OF BIRTH             FUND          DATE      DURING LAST 5 YEARS          (Not Applicable to Officers)
--------------------------------------------------------------------------------------------------------------------
WILLIAM J. ATHERTON       Director &        1999     President and Director         18        - AMAL Corporation
DOB: 01/15/39             President                  of Ameritas Variable
                                                     Life Insurance
                                                     Company, a subsidiary
                                                     of Ameritas Life and
                                                     Ameritas Acacia Mutual
                                                     Holding Company, which
                                                     manufactures and
                                                     distributes variable
                                                     and fixed life and
                                                     annuity policies. He
                                                     was formerly President
                                                     and Director of North
                                                     American Security Life
                                                     Insurance Company of
                                                     Boston, MA.
--------------------------------------------------------------------------------------------------------------------
FRANK H. BLATZ, JR.,      Director          1982     Attorney in private            30
ESQ.                                                 practice in Fanwood,
DOB: 10/29/35                                        NJ. From 1996 to 1999
                                                     he was a partner in
                                                     the law firm of
                                                     Snevily, Ely,
                                                     Williams, Gurrieri &
                                                     Blatz and prior to
                                                     that a partner with
                                                     Abrams, Blatz, Gran,
                                                     Hendricks & Reina, P.A.
--------------------------------------------------------------------------------------------------------------------
THOMAS C. GODLASKY        Director          1999     Executive Vice                 18        - AmerUs Home Equity
DOB: 10/30/55                                        President and Chief                      - AmerUs Annuity Group
                                                     Investment Officer of                    - Ameritas Variable
                                                     AmerUs Group and                           Life Insurance Co.
                                                     President of AmerUS                      - Ameritas Investment
                                                     Capital Management,                        Corporation
                                                     Inc. He was formerly a                   - AmerUs Group
                                                     Manager of Fixed                           Foundation
                                                     Income products at                       - Bankers Life
                                                     Providian Corp. He is                      Insurance Co. of
                                                     also a Chartered                           New York
                                                     Financial Analyst.                       - Inflective Asset
                                                                                                Mgmt.
                                                                                              - AmerUs Capital Mgmt.
--------------------------------------------------------------------------------------------------------------------
ALICE GRESHAM             Director          1999     Dean and Professor at          18        - The Levine School of
DOB: 05/17/50                                        Howard University                          Music
                                                     School of Law. She was                   - Council on Legal
                                                     formerly Deputy                            Education
                                                     Director of the                            Opportunity
                                                     Association of
                                                     American Law Schools.
--------------------------------------------------------------------------------------------------------------------
BARBARA J. KRUMSIEK       Director &        1997     President, Chief               39        - Calvert Foundation
DOB: 08/09/52             Chair-person               Executive Officer and
                                                     Vice Chairman of
                                                     Calvert Group, Ltd.
                                                     Prior to joining
                                                     Calvert in 1997, Ms.
                                                     Krumsiek had served as
                                                     a Managing Director of
                                                     Alliance Fund
                                                     Distributors, Inc.
--------------------------------------------------------------------------------------------------------------------

14-CVS CALVERT SOCIAL EQUITY PORTFOLIO                             ANNUAL REPORT

                                                                               # OF CALVERT
                            POSITION      POSITION                              PORTFOLIOS            OTHER
        NAME &                WITH         START      PRINCIPAL OCCUPATION       OVERSEEN         DIRECTORSHIPS
    DATE OF BIRTH             FUND          DATE      DURING LAST 5 YEARS          (Not Applicable to Officers)
--------------------------------------------------------------------------------------------------------------------
M. CHARITO KRUVANT        Director          1999     President and CEO of           30        - Acacia Federal
DOD: 12/08/45                                        Creative Associates                        Savings Bank
                                                     International, Inc, a
                                                     firm that specializes
                                                     in human resources
                                                     development,
                                                     information
                                                     management, public
                                                     affairs and private
                                                     enterprise development.
--------------------------------------------------------------------------------------------------------------------
CYNTHIA MILLIGAN          Director          1999     Dean, College of               18        - Wells Fargo Company
DOB: 04/11/46                                        Business                                 - Gallup, Inc.
                                                     Administration,                          - W.K. Kellogg
                                                     University of                              Foundation
                                                     Nebraska, Lincoln.                       - Raven Industries
                                                     Formerly, she was the                    - Omaha Branch of
                                                     President and Chief                        Kansas City Federal
                                                     Executive Officer for                      Reserve Bank
                                                     CMA, a consulting firm
                                                     for financial
                                                     institutions.
--------------------------------------------------------------------------------------------------------------------
ARTHUR J. PUGH            Director          1982     Retired executive.             30        - Acacia Federal
DOB: 09/24/37                                                                                   Savings Bank
--------------------------------------------------------------------------------------------------------------------
SUSAN WALKER BENDER,      Officer           1988     Assistant
ESQ.                                                 Vice-President and
DOB: 01/29/59                                        Associate General
                                                     Counsel of Calvert
                                                     Group, Ltd.
--------------------------------------------------------------------------------------------------------------------
IVY WAFFORD DUKE, ESQ.    Officer           1996     Assistant
DOB: 09/07/68                                        Vice-President and
                                                     Associate General
                                                     Counsel of Calvert
                                                     Group, Ltd.
--------------------------------------------------------------------------------------------------------------------
DANIEL K. HAYES           Officer           1996     Vice President of
DOB: 09/09/50                                        Calvert Asset
                                                     Management Company,
                                                     Inc.
--------------------------------------------------------------------------------------------------------------------
HUI PING HO, CPA          Officer           2000     Tax Compliance Manager
DOB: 01/06/65                                        of Calvert Group, Ltd.
                                                     and Assistant Fund
                                                     Treasurer.
--------------------------------------------------------------------------------------------------------------------
LANCELOT A. KING, ESQ.    Officer           2002     Assistant General
DOB: 07/19/70                                        Counsel of Calvert
                                                     Group, Ltd. Prior to
                                                     working at Calvert
                                                     Group, Mr. King was an
                                                     associate with Mintz,
                                                     Levin, Cohn, Ferris,
                                                     Glovsky & Popeo, and
                                                     also with Kirkpatrick
                                                     & Lockhart.
--------------------------------------------------------------------------------------------------------------------
RENO .J. MARTINI          Officer           1990     Senior Vice President
DOB: 01/13/50                                        of Calvert Group,
                                                     Ltd., and Senior Vice
                                                     President and Chief
                                                     Investment Officer of
                                                     Calvert Asset
                                                     Management Company,
                                                     Inc.
--------------------------------------------------------------------------------------------------------------------
ROBERT J. O'MEARA         Officer           1999     Assistant Vice
DOB: 12/12/62                                        President, Investment
                                                     Funds Administrator
                                                     and Budget
                                                     Administrator of
                                                     Ameritas Variable Life
                                                     Insurance Company.
                                                     Prior to that he was Finance
                                                     Officer for First
                                                     National Bank of
                                                     Omaha.
--------------------------------------------------------------------------------------------------------------------

ANNUAL REPORT                             CVS CALVERT SOCIAL EQUITY PORTFOLIO-15

                                                                               # OF CALVERT
                            POSITION      POSITION                              PORTFOLIOS            OTHER
        NAME &                WITH         START      PRINCIPAL OCCUPATION       OVERSEEN         DIRECTORSHIPS
    DATE OF BIRTH             FUND          DATE      DURING LAST 5 YEARS          (Not Applicable to Officers)
--------------------------------------------------------------------------------------------------------------------
WILLIAM M. TARTIKOFF,     Officer           1990     Senior Vice President,
ESQ.                                                 Secretary, and General
DOB: 08/12/47                                        Counsel of Calvert
                                                     Group, Ltd.
--------------------------------------------------------------------------------------------------------------------
RONALD M.                 Officer           1982     Senior Vice President
WOLFSHEIMER, CPA                                     and Chief Financial
DOB: 07/24/52                                        Officer of Calvert
                                                     Group, Ltd. and Fund
                                                     Treasurer.
--------------------------------------------------------------------------------------------------------------------
MICHAEL V..YUHAS JR.,     Officer           1999     Director of Fund
CPA                                                  Administration of
DOB: 08/04/61                                        Calvert Group, Ltd.
                                                     and Fund Controller.
--------------------------------------------------------------------------------------------------------------------

The address of Directors and Officers is 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland 20814. Ms. Krumsiek is an interested person of the Fund since she is an officer and director of the Fund's Advisor and its affiliates. Mr. Atherton is an interested person of the Fund since he is an officer of an affiliated company of the Fund's Advisor. Mr. Godlasky is an interested person of the Fund since he is a director of the Fund's Advisor and its affiliates.

Additional information about the Fund's Directors can be found in the Statement of Additional Information (SAI). You can get a free copy of the SAI by contacting your broker, or the Fund at 1-800-368-2745.

16-CVS CALVERT SOCIAL EQUITY PORTFOLIO                             ANNUAL REPORT